Exhibit (e)(13)

Appendix A

Amended and Restated as of July 22, 2016

Name of Fund
ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Dividend Strategy Fund (f/k/a ClearBridge Equity Income Fund)

ClearBridge Energy MLP & Infrastructure Fund

ClearBridge Global Health Care Innovations Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund (f/k/a ClearBridge Mid Cap Core Fund)

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Sustainability Leaders Fund

ClearBridge Tactical Dividend Income Fund

EnTrustPermal Alternative Core Fund (f/k/a Permal Alternative Core Fund)

EnTrustPermal Alternative Select Fund (f/k/a Permal Alternative Select Fund)

QS Conservative Growth Fund (f/k/a QS Legg Mason Conservative Growth Fund)

QS Defensive Growth Fund (f/k/a QS Legg Mason Defensive Growth Fund)

Name of Fund
QS Dynamic Multi-Strategy Fund (f/k/a QS Legg Mason Dynamic Multi-Strategy Fund)

QS Global Dividend Fund (f/k/a QS Batterymarch Global Dividend Fund)

QS Global Equity Fund (f/k/a QS Batterymarch Global Equity Fund)

QS Growth Fund (f/k/a QS Legg Mason Growth Fund)

QS International Dividend Fund (f/k/a QS Batterymarch International Dividend Fund)

QS Moderate Growth Fund (f/k/a QS Legg Mason Moderate Growth Fund)

QS S&P 500 Index Fund (f/k/a QS Batterymarch S&P 500 Index Fund)

QS U.S. Large Cap Equity Fund (f/k/a QS Batterymarch U.S. Large Cap Equity Fund)